UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): May 30, 2013

US ECOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of US Ecology, Inc. (“Company”) was held on May 30, 2013.  At the Annual Meeting, the Company’s stockholders approved three proposals.  The proposals below are described in the Company’s definitive proxy statement dated April 18, 2013.  Of the 18,410,349 shares outstanding and entitled to vote, 16,928,047 shares were represented.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(i)  Election of Directors - The following persons were elected as directors to hold office until the next annual meeting of stockholders or until their death, resignation or removal.

	Votes For	Votes Against	Votes Abstained
Victor J. Barnhart	13,901,371	481,848	13,684
Joe F. Colvin	14,148,495	234,593	13,815
Daniel Fox	14,279,627	103,889	13,387
Jeffrey S. Merrifield	14,141,169	242,051	13,683
Stephen A. Romano	14,270,584	112,635	13,684

(ii)  Ratification of the Company's Independent Registered Public Accounting Firm - The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2013 fiscal year.  The voting results were 16,804,043 shares “FOR”, 101,866 shares “AGAINST” and 22,138 shares “ABSTAIN.”

(iii) Advisory Vote on Executive Compensation – The Company’s stockholders approved by non-binding vote the executive compensation of certain executive officers.  The voting results were 14,070,970 shares “FOR”, 268,495 shares “AGAINST” and 57,438 shares “ABSTAIN.”

There were 2,531,144 broker non-votes with respect to the election of each director and the proposal to approve executive compensation.  There were no broker non-votes with respect to the appointment of the independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC.
(Registrant)

Date: June 3, 2013	By: /S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer